UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2006

Lucent Technologies Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11639	22-3408857
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Mountain Avenue, Murray Hill , New Jersey		07974
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-582-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On February 28, 2006, Lucent Technologies Inc. (the "Company") announced that John A. Kritzmacher, 45, has been appointed the company’s chief financial officer (CFO). Mr. Kritzmacher, who had been Lucent’s corporate controller since 2001, succeeds Frank D’Amelio, who took on a new role as Lucent’s chief operating officer in January. The appointment is effective immediately and is for an indefinite term.

As CFO, Mr. Kritzmacher will be responsible for all of Lucent’s financial operations, including corporate accounting, external reporting, financial planning, treasury, tax and investor relations. In addition, he will oversee internal audit, real estate, and mergers and acquisitions. He will report directly to Chairman and CEO Patricia Russo.

Mr. Kritzmacher joined an accelerated leadership development program at Bell Labs in 1982, and has progressed through a number of positions in finance, product marketing and operations at Lucent and its predecessor, AT&T. Prior assignments included finance leadership for the Switching Solutions Group, planning and analysis for the former Network Systems Group, merger and acquisition development, and market unit business management within North America. Among his most recent financial roles, Mr. Kritzmacher was responsible for providing financial leadership across all of Lucent’s products units.

Mr. Kritzmacher earned a bachelor’s degree in math and economics from Dartmouth College and an MBA from New York University’s Stern School of Business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucent Technologies Inc.

February 28, 2006	By:	/s/ William R. Carapezzi, Jr.

Name: William R. Carapezzi, Jr.
Title: SVP, General Counsel & Secretary